Exhibit 99.1

PROMISSORY NOTE

PROMISSORY NOTE, dated as of October 1, 2007 (the “Note”), issued by MPC-PRO, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Guarantor (the “Borrower”), to Gateway, Inc., a Delaware corporation (together with its successors and assigns, the “Lender”), and guaranteed by MPC Corporation, a Colorado corporation (the “Guarantor”).

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of September 4, 2007 (the “Asset Purchase Agreement”), by and among the Lender, the Borrower, the Guarantor and Gateway Technologies, Inc., the Lender proposes to sell, and the Borrower proposes to acquire, certain assets of the Lender (the “Assets”) as provided therein; and

WHEREAS, as partial consideration for the acquisition of the Assets by the Borrower and in connection with the transactions contemplated by the Asset Purchase Agreement, the Borrower has agreed to enter into this Note and to make payments to the Lender in accordance with the terms set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Note; Obligation to Repay. (a) Upon the terms and conditions set forth herein and in the Asset Purchase Agreement, the Borrower hereby promises to pay to the Lender the principal amount of One Million Two Hundred Ninety Three Thousand Four Hundred Twenty Two dollars ($1,293,422.00), together with interest on the outstanding principal amount of the Note as provided in Section 2.

SECTION 2. Interest. (a) The outstanding principal amount of the Note shall bear interest at a rate equal to eight percent (8%) per annum (the “Interest Rate”), payable on the last day of each Interest Period applicable thereto. Interest shall accrue from and include the date of this Note but exclude the date of final repayment of the Note. All computations of interest shall be made on the basis of a 365-day year for the actual number of days occurring in the period for which interest is payable. “Interest Period” means the period beginning on the date hereof (in the case of the first Interest Period) or on the last day of the Interest Period then ending (in the case of each subsequent Interest Period) and ending on the next succeeding Payment Date.

(b)  In the case of any overdue payments of principal of and/or interest on the Note, the Borrower shall pay interest, on demand by the Lender, at a rate equal to twelve percent (12%) per annum.

SECTION 3. Repayment. (a) The Borrower shall repay to the Lender the principal amount of the Note in three equal bi-monthly installments beginning on the date that is two months after the date of the Note and ending on the date that is

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six months after the date of the Note (each, a “Payment Date”). Each payment of principal on the Note shall be accompanied by payment of interest accrued on the unpaid principal amount of the Note for the Interest Period then ending. All payments on the Note shall be made not later than 12:00 Noon (New York City time) on the Payment Date when due in U.S. dollars in immediately available funds to the Lender at the account of the Lender specified on the signature pages hereof or such other account as the Lender may designate in writing from time to time.

(b)       The Borrower may prepay the Note in whole or in part from time to time on not less than two Business Days’ prior written notice to the Lender in installments of not less than $10,000; provided, that any prepayment in an amount less than 100% of the outstanding principal and accrued interest on the Note shall be allocated first to accrued interest and thereafter to principal. The Note is not revolving in nature and any portion of the Note prepaid under this Section 3(b) may not be reborrowed.

SECTION 4. Ranking; Subordination. The Note is subordinate to MPC’s obligations under its Account Purchase Agreement with Wells Fargo Bank, National Association acting through its Wells Fargo Business Credit operating division (a copy of which has been provided to Lender).

SECTION 5. Security. The Note is unsecured.

SECTION 6. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)       the Borrower shall fail to make payment when due of any principal of the Note;

(b)       the Borrower shall fail to make payment when due of any interest on the Note;

(c)       the Borrower or any of its Affiliates shall fail to make any payment in respect of any Senior Debt when due or within any applicable grace period;

(d)       any event or condition shall occur which shall entitle the holder of any Senior Debt of the Borrower of any of its Affiliates to accelerate the maturity of such Senior Debt;

(e)       the Borrower or the Guarantor shall become insolvent (however such insolvency may be evidenced) or proceedings are instituted by or against the Borrower under the United States Bankruptcy Code or under any bankruptcy, reorganization or insolvency law or other law for the relief of debtors (and, with respect to involuntary insolvency proceedings, such proceedings shall continue undismissed for 60 days); or

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(f)        judgments or orders for the payment of money in excess of $2,500,000 (which are not covered by insurance) shall be rendered against the Borrower and such judgments or orders shall remain unstayed for a period of 10 days;

then, in the case of any of the Events of Default and during the continuance of such Event of Default specified above, the Lender may, by written notice to the Borrower, declare the Note to be forthwith due and payable, together with accrued interest, whereupon the same shall become forthwith due and payable, without demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever, all of which are hereby waived by the Borrower; provided that in the case of the Event of Default specified in clause (e) above with respect to the Borrower, without any notice to the Borrower or any other act of the Lender, the Note shall become forthwith due and payable, together with accrued interest, without demand, protest, presentment, notice of dishonor or any other notice or demand whatsoever, all of which are hereby waived by the Borrower.

“Senior Debt” means (i) Debt of the Borrower or any of its Affiliates owed to Wells Fargo Bank, National Association, or any of its Affiliates, or any similar or successor credit facility entered into by Borrower or any of its Affiliates or (ii) any other existing or future Debt of the Borrower that is senior in right of payment to the Note.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee that are capitalized in accordance with generally accepted accounting principles, (v) all contingent and non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others guaranteed by such Person.

SECTION 7. Guarantee. The Guarantor hereby irrevocably and unconditionally guarantees to the Lender the prompt and full discharge by the Borrower of all of the Borrower’s covenants, agreements, obligations and liabilities under this Note including, without limitation, the due and punctual payment of all amounts which are or may become due and payable by the Borrowed hereunder, when and as the same shall become due and payable (collectively, the “Borrower Obligations”), in accordance with the terms hereof. The Guarantor acknowledges and agrees that, with respect to all Borrowed Obligations to pay money, such guaranty shall be a guaranty of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against the Borrower. If the Borrower shall default in the due and punctual performance of any Borrower Obligation, including the full

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and timely payment of any amount due and payable pursuant to any Borrower Obligation, the Guarantor will forthwith perform or cause to be performed such Borrower Obligation and will forthwith make full payment of any amount due with respect thereto at its sole cost and expense.

(a)       The liabilities and obligations of the Guarantor pursuant to this Section 7 are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)    any acceleration, extension, renewal, settlement, compromise, waiver or release in respect of any Borrower Obligation by operation of law or otherwise;

(ii)  the invalidity or unenforceability, in whole or in part, of this Note;

(iii) any modification or amendment of or supplement to this Note;

(iv) any change in the existence, structure or ownership of the Borrower or the Guarantor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any of them or their assets; or

(v)  any other act, omission to act, delay of any kind by the Lender or any other Person, or any other circumstance whatsoever that might, but for the provisions of this Section 7(a)(v), constitute a legal or equitable discharge of the obligations of the Guarantor, as guarantor to the extent set forth hereunder.

(b)       The Guarantor hereby waives any right, whether legal or equitable, statutory or non-statutory, to require the Lender to proceed against or take any action against or pursue any remedy with respect to the Borrower or any other Person or make presentment or demand for performance or give any notice of nonperformance before the Lender may enforce its rights hereunder against the Guarantor in its capacity as Guarantor.

(c)       The obligations of the Guarantor to the extent set forth hereunder shall remain in full force and effect until the Borrower Obligations shall have been performed in full. If at any time any performance by any Person of any Borrower Obligation is rescinded or must be otherwise restored or returned, whether upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such Borrower Obligation shall be reinstated at that time as though that Borrower Obligation had become due and had not been performed.

(d)       The obligations of the Guarantor under this Section 7 shall be limited to an aggregate amount that is equal to the largest amount that would not render its obligations under this Section 7 subject to avoidance under Section 548

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of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

SECTION 8. Successors and Assigns; Assignment. This Agreement is binding upon the Borrower and its successors and assigns and is for the benefit of the Lender and its successors and assigns. Neither the Borrower nor the Lender may assign or otherwise transfer its rights or obligations under this Agreement or the Note without obtaining the prior written consent of the other party, except that the Lender may assign this Agreement and transfer its rights and obligations hereunder to any of its Affiliates without limitation.

SECTION 9. Capitalized Terms and Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Asset Purchase Agreement.

SECTION 10. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be delivered in accordance with the procedures and to the respective addresses for the Borrower and the Lender set forth in the Asset Purchase Agreement.

SECTION 11. Miscellaneous; Expenses. The provisions of this Agreement may not be waived, modified or amended except by an instrument in writing signed by the parties hereto. No failure or delay on the part of the Lender in exercising any of its powers or rights hereunder or under any Note, nor partial or single exercise thereof, shall constitute a waiver thereof or shall preclude any other or future exercise of any other power or right. The Borrower shall pay all out-of-pocket expenses of the Lender (including, without duplication, fees and disbursements of counsel) in connection with any Event of Default and collection or other enforcement proceedings resulting therefrom.

SECTION 12. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Note or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

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PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties have executed this Note as of the date first indicated above.

Lender:

GATEWAY, INC.

By:	/s/ John Goldsberry
Name: John Goldsberry
Title: SVP, CFO

Account:

Borrower:

MPC-PRO, LLC

By:	/s/ Curtis Akey
Name: Curtis Akey
Title: CFO

Guarantor:

MPC CORPORATION

By:	/s/ Curtis Akey
Name: Curtis Akey
Title: CFO

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